Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the
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Sarbanes-Oxley Act of 2002
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The undersigned, the Chief Executive Officer of The Wilber Corporation (the
"Company"), hereby certifies that to his knowledge on the date hereof:

      (a) the Form 10-Q of the Company for the nine-month period ended September 30, 2005, filed on the date hereof with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by this report.


                            /s/ Alfred S. Whittet
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                            Alfred S. Whittet
                            Vice Chairman, President and Chief Executive Officer
                            Date: November 8, 2005
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The forgoing certification is being furnished solely pursuant to Subsections (a)
and (b) of Section 1350, Chapter 63 of Title 18, United States Code in accordance with Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.


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